                                                                    Exhibit 99.1


W. R. BERKLEY CORPORATION                       NEWS
475 STEAMBOAT ROAD                              RELEASE
GREENWICH, CONNECTICUT 06830
(203) 629-3000

FOR IMMEDIATE RELEASE                           CONTACT: Eugene G. Ballard
                                                         Chief Financial Officer
                                                         (203)629-3000

            W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
                  NET OPERATING INCOME UP 25% TO $117 MILLION

        GREENWICH, CT, OCTOBER 24, 2005 -- W. R. BERKLEY CORPORATION (NYSE: BER) today reported net income for the third quarter of 2005 of $123 million, or 92 cents per share, a 26% increase from $97 million, or 73 cents per share, a year ago. Net operating income for the third quarter of 2005 increased 25% to $117 million, or 88 cents per share, compared with $94 million, or 71 cents per share, for the third quarter of 2004. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses and the effect of a change in accounting principle in 2004. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 8, 2005.

                             Summary Financial Data
                  (Amounts in thousands, except per share data)

                                                 Third Quarter                          Nine Months
                                                 -------------                          -----------
                                            2005               2004                2005               2004
                                            ----               ----                ----               ----
Gross premiums written                  $ 1,239,114         $   1,173,715       $ 3,832,016        $ 3,521,135
Net premiums written                      1,131,128             1,058,580         3,454,307          3,161,459

Net income                                  122,518                97,072           377,468            321,984
Net income per diluted share                   0.92                  0.73              2.84               2.43

Net operating income                        117,321                93,925           368,595            293,816
Net operating income per diluted share  $      0.88         $        0.71       $      2.77        $      2.22

Third quarter highlights included:

    - GAAP combined ratio was 92.1% compared to 91.9% in the prior year period. Excluding the impact of hurricanes in the comparable periods, the GAAP combined ratio improved by 1.0 percentage points to 87.8%.

    - Hurricane losses were $50 million pre-tax, up 56% from the prior year period.

    - Cash flow from operations increased 32% to $613 million compared to $465 million in the year-earlier period.

    -       Net investment income increased 50% to $108 million.

    -       The paid loss ratio continued to be favorable at 34.2%.

        Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "The quarter reflects the outstanding results of our operating units. We are pleased that in spite of the weather-related losses our returns are still within our forecasted range.

        "We continue to seek all the business available at our targeted underwriting margins. Prior to the recent hurricanes, we had anticipated that our underwriting discipline would result in modest growth. We now anticipate that these recent events will bring about greater industry focus on profitability and concomitant underwriting discipline in most lines. We are therefore more positive about growth in many of our existing businesses and see opportunities in several new areas.

        "Our expectation of achieving returns over twenty percent next year continues, and we believe we will be able to grow our top line. We anticipate that our company will deliver returns in excess of our fifteen percent target for the next several years," Mr. Berkley concluded.

        Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

        This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including Hurricanes Katrina and Rita and as a result of terrorist activities, the impact of competition, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002 ("TRIA") and the scheduled expiration of TRIA on December 31, 2005, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including these related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

                         Consolidated Financial Summary
                 (Amounts in thousands, except per share data)

                                                          Third Quarter                        Nine Months
                                                          -------------                        -----------
                                                    2005              2004               2005              2004
                                                    ----              ----               ----              ----
Revenues:
  Net premiums written                        $    1,131,128      $  1,058,580       $  3,454,307      $  3,161,459
  Change in unearned premiums                             44           (24,500)          (191,287)         (171,464)
                                              --------------      ------------       ------------      ------------
    Premiums earned                                1,131,172         1,034,080          3,263,020         2,989,995
  Net investment income                              107,502            71,722            290,682           209,009
  Service fees                                        25,064            28,020             84,025            83,966
  Realized investment gains                            8,120             4,792             13,885            44,559
  Other income                                           319               922              1,337             1,466
                                              --------------      ------------       ------------      ------------
    Total revenues                                 1,272,177         1,139,536          3,652,949         3,328,995
                                              ==============      ============       ============      ============

Expenses:
  Losses and loss expenses                           742,242           674,534          2,058,714         1,901,617
  Other operating expenses                           338,962           309,392          1,000,367           911,646
  Interest expense                                    23,632            16,707             60,974            48,232
                                              --------------      ------------       ------------      ------------
    Total expenses                                 1,104,836         1,000,633          3,120,055         2,861,495
                                              ==============      ============       ============      ============

    Income before income taxes
      and minority interest                          167,341           138,903            532,894           467,500

Income tax expense                                   (44,540)          (40,645)          (153,364)         (142,837)
Minority interest                                       (283)           (1,186)            (2,062)           (1,952)
                                              --------------      ------------       ------------      ------------

  Net income before change in accounting
    principle                                        122,518           97,072             377,468           322,711

Cumulative effect of change in accounting
  principle, net of taxes                                  -                 -                  -              (727)
                                              --------------      ------------       ------------      ------------

  Net income                                  $      122,518      $     97,072       $    377,468      $    321,984
                                              ==============      ============       ============      ============

Net income per share:
    Basic (1)                                 $      0.96         $       0.77       $       2.99      $       2.56
    Diluted (1)                               $      0.92         $       0.73       $       2.84      $       2.43

Average shares outstanding:
    Basic (1)                                        127,196           126,118            126,413           125,825
    Diluted (1)                                      133,753           132,261            132,791           132,559

(1) Per share amounts reflect the 3-for-2 common stock split effected on April 8, 2005.

                          Operating Results by Segment
                   (Amounts in thousands, except ratios (1))

                                                       Third Quarter                        Nine Months
                                                       -------------                        -----------
                                                 2005               2004              2005              2004
                                                 ----               ----              ----              ----
Specialty (2):
  Gross premiums written                      $  469,432        $   416,458       $   1,409,763      $  1,194,122
  Net premiums written                           444,881            389,997           1,335,737         1,124,666
  Premiums earned                                435,716            377,046           1,239,688         1,077,335
  Pre-tax income                                  89,080             74,123             253,766           214,075
  Loss ratio                                        63.4%              62.2%               62.8%             61.9%
  Expense ratio                                     24.4%              24.9%               24.8%             25.2%
  GAAP combined ratio                               87.8%              87.1%               87.6%             87.1%

Regional (2):
  Gross premiums written                      $  337,790        $   320,640       $   1,061,654      $    988,657
  Net premiums written                           291,339            276,488             910,169           855,032
  Premiums earned                                298,250            274,520             870,586           786,487
  Pre-tax income                                  49,538             41,581             157,193           124,780
  Loss ratio                                        57.8%              57.8%               56.2%             57.2%
  Expense ratio                                     30.7%              31.1%               30.5%             31.0%
  GAAP combined ratio                               88.5%              88.9%               86.7%             88.2%

Alternative Markets (2):
  Gross premiums written                      $  178,280        $   177,691       $     586,885      $    557,431
  Net premiums written                           164,015            159,886             504,740           484,853
  Premiums earned                                159,760            149,166             464,668           424,941
  Pre-tax income                                  58,446             31,447             151,782            95,956
  Loss ratio                                        58.3%              71.6%               62.2%             70.4%
  Expense ratio                                     21.3%              22.0%               21.1%             21.4%
  GAAP combined ratio                               79.6%              93.6%               83.3%             91.8%

Reinsurance (2):
  Gross premiums written                      $  230,143        $   239,237       $     706,031      $    721,058
  Net premiums written                           209,296            214,005             642,073           642,388
  Premiums earned                                215,982            215,728             627,566           648,243
  Pre-tax income (loss)                           (4,753)            13,458              46,487            64,895
  Loss ratio                                        87.2%              76.3%               74.4%             70.6%
  Expense ratio                                     27.5%              26.2%               29.8%             28.0%
  GAAP combined ratio                              114.7%             102.5%              104.2%            98.6%

International:
  Gross premiums written                      $   23,469         $   19,689        $     67,683      $     59,867
  Net premiums written                            21,597             18,204              61,588            54,520
  Premiums earned                                 21,464             17,620              60,512            52,989
  Pre-tax income                                   3,783              1,994               8,441             4,251
  Loss ratio                                        57.4%              56.1%               57.9%             53.1%
  Expense ratio                                     35.4%              35.0%               35.4%             35.5%
  GAAP combined ratio                               92.8%              91.1%               93.3%             88.6%

                                                                     (Continued)

W.R. Berkley Corporation

                   (Amounts in thousands, except rations (1))



                                          Third Quarter                       Nine Months
                                          -------------                       -----------
                                     2005              2004              2005              2004
                                     ----              ----              ----              ----
Corporate and Eliminations:
  Realized investment gains     $     8,120       $     4,792         $  13,885       $    44,559
  Interest and other, net           (36,873)          (28,492)          (98,660)          (81,016)
  Pre-tax loss                      (28,753)          (23,700)          (84,775)          (36,457)

Total:
  Gross premiums written        $ 1,239,114       $ 1,173,715       $ 3,832,016       $ 3,521,135
  Net premiums written            1,131,128         1,058,580         3,454,307         3,161,459
  Premiums earned                 1,131,172         1,034,080         3,263,020         2,989,995
  Pre-tax income                    167,341           138,903           532,894           467,500
  Loss ratio                           65.6%             65.2%             63.1%             63.6%
  Expense ratio                        26.5%             26.7%             27.1%             27.1%
  GAAP combined ratio                  92.1%             91.9%             90.2%             90.7%


(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of loss ratio and expense ratio.

(2) Pre-tax losses attributable to hurricanes in the third quarters of 2005 and 2004 were $50 million and $32 million, respectively (net of reinsurance recoveries and after reinstatement premiums). Total weather-related losses in the third quarter of 2005 were $56 million, including losses of $35 million for reinsurance, $16 million for regional and $5 million for specialty. Total weather-related losses in the third quarter of 2004 were $40 million, including losses of $27 million for reinsurance, $9 million for regional, $3 million for specialty and $1 million for alternative markets. For the first nine months of 2005 and 2004, total weather-related losses were $74 million and $58 million, respectively.

W. R. Berkley Corporation

                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                                September 30,       December 31,
                                                    2005                2004
                                                    ----                ----
Total investments (1)                            $10,058,292         $ 8,341,944
Total assets                                      13,671,523          11,451,033
Reserves for losses                                6,473,830           5,449,611
Senior notes and other debt                          967,449             808,264
Junior subordinated debentures                       450,301             208,286
Stockholders' equity (2)                           2,424,818           2,109,702
Shares outstanding                                   127,423             126,409
Stockholders' equity per share                         19.03               16.69

(1) Total investments include cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and currency translation adjustments of $48 million and $112 million as of September 30, 2005 and December 31, 2004, respectively.

W. R. Berkley Corporation

                            Supplemental Information
                             (Amounts in thousands)


                                                                          Third Quarter                       Nine Months
                                                                          -------------                       -----------
Reconciliation of net operating
  income to net income:                                              2005              2004              2005              2004
                                                                     ----              ----              ----              ----
  Net operating income (1)                                        $  117,321        $   93,925        $  368,595        $  293,816
  Realized investment gains, net of taxes                              5,197             3,147             8,873            28,895
  Cumulative effect of change
      in accounting principle                                             --                --                --              (727)
                                                                  ----------        ----------        ----------        ----------
      Net income                                                  $  122,518        $   97,072        $  377,468        $  321,984
                                                                  ==========        ==========        ==========        ==========
Return on equity:
   Net income (2)                                                       23.2%             23.1%             23.9%             25.5%
   Net operating income (2)                                             22.2%             22.3%             23.3%             23.3%
Cash flow:
   Cash flow from operations                                      $  613,080        $  464,520        $1,355,074        $1,133,978
   Cash flow from operations before cash transfers
      to/from trading account (3)                                 $  618,107        $  487,520        $1,435,101        $1,206,978

(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. Management believes that excluding investment gains and losses, which result primarily from changes in general economic conditions, and the change in accounting principle in 2004 provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.